Exhibit 4.1

   Number                                                             Interest

------------                                                        ------------

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                      BUSINESS OUTSOURCING SERVICES, INC.

This is to certify that  ____________________________________________________ is
the owner of ________________ fully paid and non-assessable Shares of the Capital Sock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed.

In Witness  Whereof,  the company has caused this  certificate to be executed by
its   duly   authorized   management   this    ______________________   day   of
____________________________ 20_______.


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------